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                                                                    EXHIBIT 23.1

                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (relating to Georgia Power Capital, L.P. Preferred Securities, Georgia Power Company Junior Subordinated Debentures and Georgia Power Company Guarantee with respect to Georgia Power Capital, L.P. Preferred Securities) of our reports on Georgia Power Company dated February 16, 1994 included in Georgia Power Company's Form 10-K for the year ended December 31, 1993 and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen LLP




Atlanta, Georgia
November 9, 1994